UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:   July 18, 2011

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

10850 Gold Center Dr. Suite 250
Rancho Cordova, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On July 18, 2011, InsWeb Corporation held its annual meeting of stockholders. Of the 5,729,298 shares entitled to vote, 5,351,067 were voted in person or by proxy. The matters submitted to a vote of the stockholders were:

1.	To elect two (2) Class III directors to hold office for a three-year term and until a successor is elected and qualified.

2.	To consider and ratify the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the year ending December 31, 2011.

3.	To consider and approve an amendment to InsWeb’s Certificate of Incorporation designating the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of lawsuits.

No other business was conducted at the annual meeting. The results of the voting are:

Proposal 1 - Election of Two Class III Directors	For	Withheld
Hussein A. Enan	2,543,362	2,392
Dennis Chookaszian	2,457,370	88,384

Proposal 2 - To consider and ratify the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the year ending December 31, 2011.	For	Against	Abstain
	5,341,873	289	8,905

Proposal 3 -To consider and approve an amendment to InsWeb’s Certificate of Incorporation designating the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of lawsuits.
	For	Against	Abstain
	5,173,551	176,815	700

 Accordingly, all matters submitted to a vote of stockholders at the annual meeting were approved.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2011	INSWEB CORPORATION
(Registrant)

/s/ L. Eric Loewe
L. Eric Loewe
SVP, General Counsel and Secretary

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